UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2009

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

As previously disclosed, the U.S. Food and Drug Administration’s (“FDA”) Arthritis Advisory Committee will review XIAFLEX™ during an advisory committee hearing scheduled to take place on September 16, 2009 (the “Advisory Committee Meeting”). On September 14, 2009, the FDA posted on its web site briefing documents submitted by Auxilium Pharmaceuticals, Inc. (“Auxilium”) and by the FDA’s Division of Anesthesia, Analgesia and Rheumatology Products for the Advisory Committee Meeting.

The briefing document submitted by Axilium is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The briefing document submitted by the FDA’s Division of Anesthesia, Analgesia and Rheumatology Products can be found on the FDA’s web site at http://www.fda.gov/AdvisoryCommittees/CommitteesMeetingMaterials/Drugs/ArthritisDrugsAdvisoryCommittee/ucm125994.htm. The content of, and views expressed in, the FDA’s briefing document are those of the FDA and not Auxilium, and are not a part of this filing. Reference to the FDA’s briefing document is provided for informational purposes only. The information contained in, or that can be accessed through the FDA’s web site (including, without limitation, the FDA’s briefing document) is not a part of this filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Auxilium Pharmaceuticals, Inc. Briefing Document for Collagenase Clostridium Histolyticum (AA4500) in the Treatment of Advanced Dupuytren’s Disease for Arthritis Advisory Committee Meeting: 16 September 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: September 14, 2009	By:	/s/ Jennifer Evans Stacey
Jennifer Evans Stacey, Esq.
Executive Vice President, General Counsel, Human Resources and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Auxilium Pharmaceuticals, Inc. Briefing Document for Collagenase Clostridium Histolyticum (AA4500) in the Treatment of Advanced Dupuytren’s Disease for Arthritis Advisory Committee Meeting: 16 September 2009.